Exhibit 3.2

TAYLOR & MARTIN GROUP, INC.

AMENDED AND RESTATED BYLAWS

As of May 4, 2012

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TABLE OF CONTENTS

(CONTINUED)

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TAYLOR & MARTIN GROUP, INC.

AMENDED AND RESTATED BYLAWS

ARTICLE I

MEETINGS OF STOCKHOLDERS

1.1.	Annual Meetings.

The annual meeting of stockholders for the election of directors, ratification or rejection of the selection of auditors, and the transaction of such other business as may properly be brought before the meeting shall be held at such date, place and time as the chairman of the board or the board of directors shall designate by resolution. The board of directors may postpone, reschedule or cancel any annual meeting previously scheduled by the board of directors.

1.2.	Special Meetings.

(a) Call of Special Meeting. Special meetings of stockholders may be called at any time by the chairman of the board of directors or by a majority of the members of the board of directors or as otherwise provided by Delaware law, the certificate of incorporation or these bylaws. Any such special meeting shall be held on the date and at the time and place and for the purposes that are designated by the person or persons in calling the meeting. Subject to paragraph (b) of this Section, the board shall call a special meeting upon the written request (the “Meeting Request”) of the record holders of at least 25 percent of the voting power of the outstanding shares of all classes of stock entitled to vote at such a meeting, delivered to the secretary of the Corporation. The board of directors, upon receipt of the request, shall designate a date for such special meeting not more than 90 days after the date that the secretary received the Meeting Request (the “Request Delivery Date”). In fixing a date and time for any special meeting requested by stockholders, the board may consider such factors as it deems relevant, including without limitation, the nature of the matters to be considered, the facts and circumstances related to any request for a meeting, and any plan of the board to call an annual meeting or special meeting.

(b) Stockholder Request for Special Meeting.

(i)

Any Meeting Request shall be signed by one or more stockholders of record who hold at least 25% of the voting power of the Corporation, or their duly authorized agent, that request the special meeting and shall set forth: (A) a statement of the specific purpose of the meeting and the matters proposed to be acted on at the meeting and the reasons for conducting such business at the meeting; (B) the name and address of each signing stockholder and date of signature; (C) the number of shares of each class of voting stock owned of record and beneficially by each such stockholder; (D) a description of all arrangements or understandings between any signing stockholder and any other person regarding the meeting and the matters proposed to be acted on at the meeting; (E) all information relating to each signing stockholder that would be required to be disclosed in solicitations of proxies for election of directors in an election contest (even if an election contest is not the subject of the Meeting Request) or would otherwise be required, in each case pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder (or any successor provision of the Exchange Act or the rules or regulations promulgated thereunder), whether or not Section 14 of the Exchange Act is then applicable to the Corporation; and (F) the information that would be required by Section 1.11 of these bylaws if the stockholder were intending to make a nomination or to bring any other matter before a stockholder meeting. A stockholder may revoke its request for a special meeting at any time by written revocation delivered to the secretary of the Corporation.

(ii)	The board shall have the authority to determine not to call a special meeting requested by stockholders if: (A) the board has called or calls an annual or special meeting of stockholders to be held not more than 90 days after the Request Delivery Date and the purpose of such stockholder meeting includes (among any other matters properly brought before the meeting) the purpose specified in the Meeting Request; (B) within 12 months prior to the Request Delivery Date, an annual or special meeting was held that considered the purpose specified in the Meeting Request, except for the election of one or more directors; (C) the Meeting Request relates to an item of business that is not a proper subject for stockholder action under applicable law; or (D) such request was made in violation of Regulation 14A under the Exchange Act, to the extent applicable, or other applicable law. The board is authorized to determine in good faith the purpose of a stockholder meeting.

(c) Conduct of Special Meeting. Business transacted at a special meeting requested by stockholders shall be limited to the purpose stated in the Meeting Request. The board of directors may postpone, reschedule, or cancel any special meeting of stockholders previously scheduled by the board of directors.

1.3.	Notice of Meetings.

Written notice of each meeting of stockholders shall be given by the chairman of the board and/or the secretary in compliance with the provisions of Delaware law and these bylaws.

1.4.	List of Stockholders Entitled to Vote.

The secretary shall prepare or have prepared before every meeting of stockholders a complete list of the stockholders entitled to vote at the meeting and such list shall be open to the examination of any stockholder for any purpose germane to the meeting in compliance with the provisions of Delaware law and the certificate of incorporation.

1.5.	Quorum.

(a) Number Required. At each annual or special meeting of stockholders, except where otherwise provided by law or the certificate of incorporation or these bylaws, the holders of a majority of the voting power of the outstanding shares of stock entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum. Where a separate vote by a class or classes or series of stock is required, the holders of a majority of the voting power of the shares of such class or classes or series of stock present in person or represented by proxy shall constitute a quorum for the purposes of such matter on which a separate vote is required.

(b) Adjournments. In the absence of a quorum pursuant to this Section of the bylaws, a majority of the voting power of the outstanding shares of stock entitled to vote and present in person or by proxy, or in absence of any stockholders, any officer, may adjourn the meeting from time to time in the manner and to the extent provided in Section 1.9 of these bylaws until a quorum shall attend.

(c) Shares Not Counted. Shares of the Corporation’s stock belonging to the Corporation or to another entity, a majority of whose ownership interests entitled to vote in the election of directors of such other entity is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation to vote shares of its own stock that it is entitled to vote in a fiduciary capacity.

1.6.	Conduct of Meeting.

The chairman of the board or, if he so designates, the chief executive officer, the president, a vice chairman or a vice president of the Corporation shall preside at each meeting of the stockholders; provided, however, that if the chairman of the board does not preside and has not designated an officer of the Corporation to preside, the holders of a majority of the voting power of the outstanding shares of stock entitled to vote and present in person or by proxy at such meeting may designate any person to preside over the meeting. The secretary of the Corporation shall record the proceedings of meetings of the stockholders, but in the absence of the secretary, the person presiding over the meeting shall designate any person to record the proceedings. Except to the extent inconsistent with such rules and regulations as adopted by the board of directors, the person presiding over any meeting of stockholders shall have the right and authority to do all such acts as in the judgment of the presiding person are appropriate for the conduct of the meeting including, but not limited to, determining the order of business and the procedure at the meeting, including regulation of the manner of voting and the conduct of discussion. The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at the meeting shall be announced at the meeting.

1.7.	Voting; Proxies.

Each stockholder entitled to vote shall be entitled to vote in accordance with the number of shares and voting powers of the voting shares held of record by him. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for him at such meeting by proxy, but such proxy, whether revocable or irrevocable, shall comply with the applicable requirements of Delaware law. Voting at meetings of stockholders, on matters other than the election of directors, need not be by written ballot unless the holders of a majority of the voting power of the outstanding shares of stock entitled to vote at the meeting present in person or by proxy at such meeting shall so determine. All questions shall, unless otherwise provided by law, rule or regulation, including any stock exchange rule or regulation, applicable to the Corporation, the certificate of incorporation, or Section 2.2 or any other provision of these bylaws, be decided by the vote of the holders of a majority of the voting power of the shares of stock entitled to vote thereon present in person or by proxy at the meeting. Votes cast “for” or “against” and “abstentions” (which shall count as a vote “against”) with respect to a matter shall be counted as shares of stock of the Corporation entitled to vote on such matter, while “broker nonvotes” (or other shares of stock of the Corporation similarly not entitled to vote) shall not be counted as shares entitled to vote on such matter.

1.8.	Fixing Date for Determination of Stockholders of Record.

(a) The requirements set forth in Section 1.12 of these bylaws shall apply to determine the stockholders entitled to express consent to corporate action in writing without a meeting. To determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the board of directors may fix a record date, which record date shall not precede the date upon which the board adopts the resolution fixing the record date and which record date shall, unless otherwise required by law not be more than 60 nor less than ten days before the date of such meeting. If the board of directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the board of directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the board of directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.

(b) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix a record date, which shall not more than 60 days prior to such other action. If no such record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

1.9.	Adjournments.

The person presiding over any meeting of stockholders, annual or special (other than a special meeting requested by stockholders in accordance with Section 1.2(a) of these bylaws in the absence of a quorum), may convene and (for any or no reason) recess and/or adjourn the meeting from time to time to reconvene at the same or some other place. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. Notice need not be given of any such adjourned meeting if the time and place, if any, thereof, and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken, except that if the adjournment is for more than 30 days or if, after the adjournment, a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

1.10.	Inspectors of Election.

The Corporation shall, in advance of any meeting of stockholders, appoint one or more inspectors of election, who may be employees of the Corporation, to act at the meeting or any adjournment thereof and to make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. In the event that no inspector so appointed or designated is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector or inspectors so appointed or designated shall (i) ascertain the number of shares of capital stock of the corporation outstanding and the voting power of each such share, (ii) determine the shares of capital stock of the corporation represented at the meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares of capital stock of the Corporation represented at the meeting and such inspectors’ count of all votes and ballots. Such certification and report shall specify such other information as may be required by law. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders of the Corporation, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for an office at an election may serve as an inspector at such election.

1.11.	Notice of Stockholder Nomination and Stockholder Business.

At a meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. Nominations for the election of directors may be made by the board of directors or by any stockholder entitled to vote for the election of directors who complies with the notice requirements set forth in this Section. Other matters to be properly brought before the meeting must be: (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the board, including, as applicable, matters covered by Rule 14a-8 under the Exchange Act; (b) otherwise properly brought before the meeting by or at the direction of the board; or (c) otherwise properly brought before the meeting by a stockholder pursuant to the notice requirements of this Section.

A stockholder who intends to make a nomination for the election of directors or to bring any other matter before a meeting of stockholders must give notice of his intent in writing or by electronic transmission. Such notice must be received by the secretary, in the case of an annual meeting not more than 180 days and not less than 120 days prior to the first anniversary of the preceding year’s annual meeting (provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the 180th day prior to such annual meeting and not later than the close of business on the later of the 120th day prior to such annual meeting or the 10th day following the day on which the public announcement of the date of such meeting is first made by the Corporation). In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of stockholder notice as described above, or in the case of a special meeting, not more than 15 days after the day on which notice of the special meeting is first mailed to stockholders. Notwithstanding the preceding sentence, requests for inclusion of proposals in the Corporation’s proxy statement made pursuant to Rule 14a-8 under the Exchange Act, if applicable, shall be deemed to have been delivered in a timely manner if delivered in accordance with such Rule.

As to matters sought to be included in any proxy statement of the Corporation, stockholders shall comply with Rule 14a-8 under the Exchange Act, if applicable, rather than this Section 1.11.

As to matters not sought to be included in any proxy statement of the Corporation, a stockholder’s notice shall state:

(a) the name and address of the stockholder of the Corporation who intends to make a nomination or bring up any other matter and the name and address of any Stockholder Associated Person (as defined below) covered by clauses (c), (d), or (e) below;

(b) a representation that the stockholder is a holder of the Corporation’s voting stock and intends to appear in person or by proxy at the meeting to make the nomination or bring up the matter specified in the notice;

(c) as to the stockholder and any Stockholder Associated Person of the stockholder,

(i)	the class, series, number and principal amount, as applicable, of all securities of the Corporation which are owned of record by such stockholder or by any such Stockholder Associated Person as of the date of the notice,

(ii)	the class, series, number and principal amount, as applicable, of, and the nominee holder for, all securities of the Corporation owned beneficially but not of record by such stockholder or by any such Stockholder Associated Person as of the date of the notice, and

(iii)	a description of all Derivative Interests (as defined below) that have been entered into as of the date of the notice by, or on behalf of, such stockholder or by any such Stockholder Associated Person, such description to include: (1) the class, series, and actual or notional number, principal amount or dollar amount of all securities of the Corporation underlying or subject to such Derivative Interests, (2) the material economic terms of such Derivative Interests, and (3) the contractual counterparty for such Derivative Interests;

(d) if the stockholder intends to make a nomination for the election of directors,

(i)	the name, age, business address and residence address of each nominee proposed by such stockholder (a “Proposed Nominee”) and the name and address of any Proposed Nominee Associated Person (as defined below) covered by any of subclauses (ii) through (v) of this paragraph,

(ii)	the class, series, number and principal amount, as applicable, of all securities of the Corporation that are beneficially owned or owned of record by such Proposed Nominee and by any such Proposed Nominee Associated Person,

(iii)	within the 18 months prior to the submission the stockholder (1) has not nominated any candidate for election at a previous stockholder meeting or (2) has nominated a candidate who received at least 0.01 percent of the votes cast,

(iv)	a description of all Derivative Interests that have been entered into, as of the date of the notice, by or on behalf of such Proposed Nominee or any such Proposed Nominee Associated Person, such description to include: (1) the class, series, and actual or notional number, principal amount or dollar amount of all securities of the Corporation underlying or subject to such Derivative Interests, (2) the material economic terms of such Derivative Interests, and (3) the contractual counterparty for such Derivative Interests,

(v)	a description of all arrangements or understandings between the stockholder or any Stockholder Associated Person, on the one hand, and any Proposed Nominee or any other person or persons (naming such person or persons), on the other hand, pursuant to which the nomination or nominations are to be made by the stockholder, and

(vi)

all other information relating to any Proposed Nominee, any Proposed Nominee Associated Person, the stockholder or any Stockholder Associated Person that would be required to be disclosed in filings with the Securities and Exchange Commission (“SEC”) in connection with the solicitation of proxies by the stockholder pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (or any successor provision of the Exchange Act or the rules or regulations promulgated thereunder), whether or not Section 14 of the Exchange Act is then applicable to the Corporation;

(e) if the stockholder intends to make a proposal other than a nomination,

(i)	a description of the matter,

(ii)	the reasons for proposing such matter at the meeting,

(iii)	a description of any material interest of the stockholder or any Stockholder Associated Person, individually or in the aggregate, in the matter, including any anticipated benefit to the stockholder or any Stockholder Associated Person therefrom,

(iv)	a description of all arrangements or understandings between the stockholder or any Stockholder Associated Person, on the one hand, and any other person or persons (naming such person or persons), on the other hand, regarding the proposal, and

(v)	all other information relating to the proposal, the stockholder or any Stockholder Associated Person that would be required to be disclosed in filings with the SEC in connection with the solicitation of proxies by the stockholder pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (or any successor provision of the Exchange Act or the rules or regulations promulgated thereunder), whether or not Section 14 of the Exchange Act is then applicable to the Corporation;

(f) to the extent known by the stockholder, the name and address of any other securityholder of the Corporation who owns, beneficially or of record, any securities of the Corporation and who supports any nominee proposed by such stockholder or any other matter such stockholder intends to propose; and

(g) a representation as to whether the stockholder intends or is part of a group that intends to (i) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the voting power of the Corporation’s outstanding voting stock required to approve or adopt the proposal or to elect the Proposed Nominee and/or (ii) otherwise to solicit proxies from stockholders in support of such proposal or nomination.

Notice of intent to make a nomination shall be accompanied by the written consent of each Proposed Nominee to serve as director of the Corporation and by his agreement to comply with all applicable laws and regulations (including stock exchange rules) regarding service as a director of the Corporation and with the Corporation’s policies applicable to similarly situated directors, including but not limited to retirement age, limits on number of outside board memberships, codes of conduct, conflicts of interest, confidentiality, and stock ownership and trading policies, if elected. Upon the Corporation’s request, each Proposed Nominee will complete a written questionnaire in the form provided by the secretary with respect to the Proposed Nominee’s background and qualifications and deliver it within the time prescribed by delivery of notice in this Section 1.11.

If, after the submission of a stockholder’s notice, any material change occurs in the information set forth in the stockholder’s notice to the Corporation or the written questionnaire of the Proposed Nominee required by this Section 1.11, including, but not limited to, any material increase or decrease in the percentage of the class or series of securities of the Corporation held or beneficially owned (including actual or notional number, principal amount or dollar amount of any securities underlying or subject to Derivative Interests), the stockholder shall promptly provide further written notice to the Corporation of that change and a statement updating all changed information as of the date of the further written notice. An acquisition or disposition of beneficial ownership of any number or principal amount of any securities of the Corporation (including an increase or decrease in actual or notional number, principal amount or dollar amount of any securities underlying or subject to Derivative Interests) in an aggregate amount equal to one percent or more of the class or series of securities outstanding shall be deemed “material” for purposes of this Section 1.11; acquisitions or dispositions or increases or decreases of less than those amounts may be material, depending upon the facts and circumstances.

At the meeting of stockholders, the presiding officer may declare out of order and disregard any nomination or other matter not presented in accordance with this Section 1.11.

Notwithstanding the foregoing provisions of this Section 1.11, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to make its nomination or propose any other matter, such nomination shall be disregarded and such other proposed matter shall not be transacted, even if proxies in respect of such vote have been received by the Corporation. For purposes of this Section 1.11, to be considered a “qualified representative” of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the commencement of the meeting of stockholders.

For purposes of this Section 1.11:

(1)	“Stockholder Associated Person” of any stockholder shall mean (i) any person acting in concert with such stockholder, (ii) any beneficial owner of securities of the Corporation owned of record or beneficially by such stockholder and (iii) any person directly or indirectly controlling, controlled by or under common control with such stockholder or a Stockholder Associated Person;

(2)	“Proposed Nominee Associated Person” of any Proposed Nominee shall mean (i) any person acting in concert with such Proposed Nominee, (ii) any beneficial owner of securities of the Corporation owned of record or beneficially by such Proposed Nominee and (iii) any person directly or indirectly controlling, controlled by or under common control with such Proposed Nominee or a Proposed Nominee Associated Person; and

(3)	“Derivative Interest” shall mean (i) any option, warrant, convertible security, appreciation right or similar right with an exercise, conversion or exchange privilege, or a settlement payment or mechanism, related to any security of the Corporation, or any similar instrument with a value derived in whole or in part from the value of any security of the Corporation, in any such case whether or not it is subject to settlement in any security of the Corporation or otherwise and (ii) any arrangement, agreement or understanding (including any short position or any borrowing or lending of any securities) which includes an opportunity for the stockholder, Stockholder Associated Person, Proposed Nominee, or Proposed Nominee Associated Person (as applicable), directly or indirectly, to profit or share in any profit derived from any increase or decrease in the value of any security of the Corporation, to mitigate any loss or manage any risk associated with any increase or decrease in the value of any security of the Corporation or to increase or decrease the number of securities of the Corporation which such person is or will be entitled to vote or direct the vote, in any case whether or not it is subject to settlement in any security of the Corporation or otherwise; provided, however, that Derivative Interests shall not include: (a) rights of a pledgee under a bona fide pledge of any security of the Corporation; (b) rights applicable to all holders of a class or series of securities of the Corporation to receive securities of the Corporation pro rata, or obligations to dispose of securities of the Corporation, as a result of a merger, exchange offer or consolidation involving the Corporation; (c) rights or obligations to surrender any number or principal amount of securities of the Corporation, or have any number or principal amount of securities of the Corporation withheld, upon the receipt or exercise of a derivative security or the receipt or vesting of any securities, in order to satisfy the exercise price or the tax withholding consequences of receipt, exercise, or vesting; (d) interests in broad-based index options, broad-based index futures, and broad-based publicly traded market baskets of stocks approved for trading by the appropriate federal governmental authority; (e) interests or rights to participate in employee benefit plans of the Corporation held by current or former directors, employees, consultants or agents of the Corporation; or (f) options granted to an underwriter in a registered public offering for the purpose of satisfying over-allotments in such offering.

1.12.	No Stockholder Action by Written Consent.

The Corporation’s certificate of incorporation prohibits any action by the written consent of stockholders in lieu of a meeting.

ARTICLE II

BOARD OF DIRECTORS

2.1.	Responsibility and Number.

The business and affairs of the Corporation shall be managed by, or under the direction of, a board of directors. Subject to the provisions of any certificates of designations for preferred stock, the board of directors shall consist of such number of directors as may be determined from time to time by resolution adopted by a vote of a majority of the entire board of directors. No board vacancy shall exist as long as the number of directors in office is equal to the number of directors designated by the board in a resolution in accordance with the certificate of incorporation and this bylaw.

2.2.	Term; Election; Resignation; Vacancies.

(a) Term. Each director shall hold office for the term for which such director is elected as provided in the certificate of incorporation, and until such director’s successor shall have been elected and qualified or until such director’s earlier death, resignation or removal.

(b) Election of Directors. Nominations of candidates for election as directors at any stockholder meeting at which directors will be elected may be made (i) by the board; or (ii) by any stockholder entitled to vote at such meeting who has complied with Section 1.11 of these bylaws.

(c) Majority Voting. Except as provided in paragraph (d) below, to be elected a director at any stockholder meeting a nominee must receive the affirmative vote of a majority of the votes cast with respect to that director’s election at a meeting at which a quorum is present. For purposes of this Section 2.2, a majority of votes cast means that the number of votes “for” a nominee must exceed 50 percent of the votes cast with respect to the election of that nominee (excluding any abstentions and broker non-votes).

(d) Contested Elections. With respect to any stockholder meeting at which directors will be elected, if the secretary receives proper notice under Section 1.11 of these bylaws that a stockholder (the “Nominating Stockholder”) intends to make a nomination at such meeting and (i) the number of nominated individuals including the Nominating Stockholder’s nominees would exceed the number of directors to be elected, (ii) the notice has not been withdrawn by the 14th day before the date that the Corporation begins mailing its notice of such meeting to stockholders and (iii) within the 18 months prior to the stockholder meeting the Nominating Stockholder (A) has not nominated any candidate for election at a previous stockholder meeting or (B) has nominated a candidate who received at least 0.01 percent of the votes cast, the nominees who receive a plurality of the votes cast with respect to the election of directors at a meeting at which a quorum is present shall be elected.

(e) Resignation and Replacement of Unsuccessful Incumbents.

(i)	Before the board can nominate any incumbent director for reelection to the board by majority voting under paragraph (c) of this Section, such director must submit an irrevocable resignation that will become effective if:

(A)	He does not receive a majority of the votes cast, as calculated pursuant to paragraph (c) above; and

(B)	The board accepts his resignation in accordance with this paragraph (e).

(ii)	Within 90 days of receiving the certified vote pertaining to any election of directors by stockholders by majority voting in which an incumbent director failed to receive a majority of the votes cast, the board shall consider the recommendation of the directors and corporate governance committee and determine whether to accept the resignation of the unsuccessful incumbent. The board shall accept the resignation of any unsuccessful incumbent unless it determines that for compelling reasons it is in the best interests of the Corporation for him to continue serving as a director. The committee in making its recommendation and the board in making its determination may consider any factors they determine appropriate. Unless the board makes such a determination, the board shall not elect or appoint any unsuccessful incumbent to the board for at least one year after such annual meeting.

(iii)	If the board accepts the resignation of an unsuccessful incumbent, the directors and corporate governance committee shall promptly recommend a candidate to the board to fill any resulting vacancy as set forth in Section 2.2(h), and the board shall promptly consider and act upon that recommendation.

(f) Other Resignations. Any director may resign at any time upon notice given in writing or by electronic transmission to the chairman of the board or to the secretary. A resignation is effective when the resignation is delivered unless the resignation specifies (i) a later effective date or (ii) an effective date determined upon the occurrence of a specified event.

(g) Removal. Any director may be removed from office, only for cause, by the affirmative vote of the holders of at least a majority of the voting power of the outstanding shares of all classes of stock entitled to vote at the election of directors voting together as a single class.

(h) Filling a Vacancy. Any vacancy occurring in the board for any reason may be filled by a majority of the members of the board then in office, even if they do not constitute a quorum. Each director so elected shall hold office for a term expiring at the same time as the terms of the other directors of the same class to which he is appointed serving at the time he joins the board. Each such director shall hold office until his successor is duly elected and qualified, unless he dies, resigns or otherwise leaves the board before then.

2.3.	Regular Meetings.

Unless otherwise determined by resolution of the board of directors, a meeting of the board for the election of officers and the transaction of such other business as may come before it shall be held as soon as practicable following the annual meeting of stockholders, and other regular meetings of the board shall be held as designated by the chairman of the board.

2.4.	Special Meetings.

Special meetings of the board of directors may be called by the chairman of the board, or the chairman of the board may by written designation appoint the chief executive officer, the president, a vice chairman, or a vice president of the Corporation to call such meeting. Special meetings may also be called by the lead director, or if there is no lead director, the chairman of the directors and corporate governance committee or by written request of one-third of the directors then in office. The place, date, and time of a special meeting shall be fixed by the person or persons calling the special meeting. Notice of a special meeting of the board of directors shall be sent by the secretary of the Corporation to each director who does not waive written notice (either in writing or by attendance at such meeting) either by first class United States mail at least four days before such meeting, or by overnight mail, courier service, electronic transmission, or hand delivery at least 24 hours before the special meeting or such shorter period as is reasonable under the circumstances. Unless such notice indicates otherwise, any business may be transacted at a special meeting.

2.5.	Quorum; Vote Required for Action.

At all meetings of the board of directors, a majority of the total number of directors then in office, shall be necessary to constitute a quorum for the transaction of business. Except in cases in which applicable law, the certificate of incorporation, or these bylaws provide otherwise, the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the board.

2.6.	Election of Chairman; Conduct of Board Meetings.

The board of directors shall annually elect one of its members to be chairman of the board and shall fill any vacancy in the position of chairman of the board with a director at such time and in such manner as the board shall determine. A director may be removed from the position of chairman of the board at any time by the affirmative vote of a majority of the board. The chairman of the board may but need not be an officer or employed in an executive or any other capacity by the Corporation. If the chairman of the board is not an Independent Director (as defined below), the board of directors shall designate a lead director, elected by and from the Independent Directors, with such responsibilities as the board may determine.

The chairman of the board shall preside at meetings of the board and lead the board in fulfilling its responsibilities as defined in Section 2.1.

In the absence of the chairman of the board, the lead director or, if there is no lead director, the chairman of the directors and corporate governance committee or, in his absence, a member of the board selected by the members present, shall preside at meetings of the board. The secretary of the Corporation shall act as secretary of the meetings of the board but, in his absence, the presiding director may appoint a secretary for the meeting.

2.7.	Ratification.

Any transaction questioned in any stockholders’ derivative suit on the grounds of lack of authority, defective or irregular execution, adverse interest of director, officer or stockholder, non-disclosure, miscomputation, or the application of improper principles or practices of accounting may be ratified before or after judgment, by the board of directors or by the stockholders in case less than a quorum of directors are qualified; and, if so ratified, shall have the same force and effect as if the questioned transaction had been originally duly authorized, and said ratification shall be binding upon the Corporation and its stockholders and shall constitute a bar to any claim or execution of any judgment in respect of such questioned transaction.

2.8.	Written Action by Directors.

Unless otherwise restricted by the certificate of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the board of directors, or of any committee thereof, may be taken without a meeting if all members of the board or such committee, as the case may be, consent thereto in writing or by electronic transmission, and written evidence of such consent is filed with the minutes of proceedings of the board or committee.

2.9.	Telephonic Meetings Permitted.

Members of the board of directors, or any committee of the board, may participate in a meeting of such board or committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this bylaw shall constitute presence in person at such meeting.

2.10.	Independent Directors.

Individuals nominated by the board of directors as candidates for election to the board by the stockholders at any annual meeting of stockholders shall be selected by the board of directors so that at least two-thirds of all directors holding office immediately after such annual meeting shall qualify as Independent Directors (as defined in this Section).

If the board elects directors between annual meetings of stockholders, at least two-thirds of all directors holding office immediately after such election shall be Independent Directors.

For purposes of this Section 2.10, the term “Independent Director” shall mean a director who qualifies as independent within the meaning of Rule 303A.02 of the New York Stock Exchange’s Listed Company Manual (or any successor provision).

2.11.	Access to Books and Records.

The records, books, and accounts of the Corporation maintained by or under the supervision of the chief financial officer, the secretary, or any other officer shall be open, during the usual hours for business of the Corporation, to the examination of any director for any purpose reasonably related to his role as a director.

2.12.	Special Provision Applicable to Preferred Stock.

To the extent that the terms of any certificate of designations for preferred stock relating to the nomination, term of office, election and removal of directors are inconsistent with the provisions of this Article II of these bylaws, the terms of such certificate of designations shall take precedence over the terms of this Article II.

ARTICLE III

COMMITTEES

3.1.	Committees of the Board of Directors.

The board of directors may designate one or more committees, consisting of one or more of the directors of the Corporation, to be committees of the board. To the extent provided in any resolution of the board, these bylaws, or any charter adopted by such committee and approved by the board, and to the extent permissible under Section 141(c)(2) of the General Corporation Law of the State of Delaware and the certificate of incorporation, any such committee shall have and may exercise all the powers and authority of the board in the management of the business and affairs of the Corporation.

The standing committees of the board shall include the audit committee, the directors and corporate governance committee and the executive compensation committee. The board (but not a committee thereof) may designate additional committees of the board and may prescribe for each committee such powers and authority as may properly be granted to such committees in the management of the business and affairs of the Corporation. The board of directors may establish an administrative committee with the authority and responsibility to act on behalf of the board with regard to matters submitted to the board that, pursuant to any statement of delegation of authority adopted by the board from time to time, do not constitute issues within the sole jurisdiction of the board or any committee thereof and are not otherwise significant.

3.2.	Election; Vacancies.

The members and the chairman of each committee described in Sections 3.4 through 3.6 shall be elected annually by the board at its first meeting after each annual meeting of stockholders or at any other time the board shall determine. The members of other committees of the board may be designated at such time as the board may determine. Vacancies in any committee may be filled at such time and in such manner as the board shall determine.

3.3.	Procedure; Quorum.

Except to the extent otherwise provided in these bylaws or any resolution of the board of directors, each committee of the board may fix its own rules and procedures.

At all meetings of any committee of the board, a majority of the members thereof shall constitute a quorum for the transaction of business. The vote of a majority of the members present at a meeting of a committee of the board at which a quorum is present shall be the act of the committee unless the certificate of incorporation, these bylaws, or a resolution of the board requires the vote of a greater number.

3.4.	Audit Committee.

The audit committee shall have and may exercise the powers, authority, and responsibilities that are normally necessary or appropriate for the functions of an audit committee. The committee shall also annually select the independent accountants for the following calendar year, and that selection shall be submitted to the board of directors for their concurrence and to the stockholders for their ratification or rejection at the annual meeting of stockholders.

3.5.	Directors and Corporate Governance Committee.

The directors and corporate governance committee shall be responsible for matters related to service on the board of directors of the Corporation, and associated issues of corporate governance. The committee from time to time shall conduct studies of the size and composition of the board. Prior to each annual meeting of stockholders, the committee shall recommend to the board the individuals to constitute the nominees of the board, so that the board may solicit proxies for their election. The committee shall review the qualifications of individuals for consideration as director candidates and shall recommend to the board, for its consideration, the names of individuals for election by the board. In addition, the committee shall from time to time conduct studies and make recommendations to the board regarding compensation of directors.

3.6.	Executive Compensation Committee.

The executive compensation committee shall be responsible for matters related to executive compensation and all other equity-based incentive compensation plans of the Corporation. The committee shall determine the compensation of: (a) employees of the Corporation who are directors of the Corporation; and (b) upon the recommendation of the chief executive officer, all senior officers of the Corporation and any other employee of the Corporation who occupies such other position as may be designated by the committee from time to time. The committee shall review the compensation of any director, officer or other employee of any direct or indirect subsidiary of the Corporation as may be designated by the committee from time to time to determine if it has any objection to such compensation. The committee shall have and may exercise the powers and authority granted to it by any incentive compensation plan for employees of the Corporation.

In the case of any employee benefit or incentive compensation plan that affects employees of the Corporation or its subsidiaries if the compensation of such employees is determined or subject to review by the committee, such plan shall be submitted to the committee for its review before adoption by the Corporation or its subsidiary. Any such plan or amendment or modification shall be made effective with respect to employees of the Corporation only if and to the extent approved by the committee.

ARTICLE IV

OFFICERS

4.1.	Election of Officers.

The board of directors shall elect such officers of the Corporation with the titles and duties that it designates, provided that the Corporation shall have at least two officers at any time. There may be a chief executive officer, a president, one or more vice chairmen of the Corporation, one or more vice presidents (which may include one or more executive vice presidents and/or group vice presidents), a chief financial officer, a secretary, a treasurer, a controller, a general counsel, a general auditor and a chief tax officer. The officers, other than the chief executive officer and the president, shall each have the powers, authority and responsibilities of those officers provided by the bylaws or as the board or the chief executive officer may determine. One person may hold any number of offices. Each officer shall hold his office until his successor is elected and qualified or until his earlier resignation or removal.

4.2.	Chief Executive Officer.

The chief executive officer shall have the general executive responsibility for the conduct of the business and affairs of the Corporation. He shall exercise such other powers, authority and responsibilities as the board of directors may determine.

In the absence of or during the physical disability of the chief executive officer, the board may designate an officer who shall have and exercise the powers, authority, and responsibilities of the chief executive officer.

4.3.	President.

The president shall, subject to the direction and control of the board of directors and the chief executive officer, participate in the supervision of the business and affairs of the Corporation. He shall perform all duties incident to the office of president and shall have and exercise such powers, authority and responsibilities as the board of directors may determine.

4.4.	Vice President.

Each vice president shall, subject to the direction and control of the board of directors and the chief executive officer, participate in the supervision of designated aspects of the business and affairs of the Corporation. He shall perform all duties incident to the office of vice president and shall have and exercise such powers, authority and responsibilities as the board of directors may determine.

4.5.	Vice Chairman of the Corporation.

Each vice chairman shall, subject to the direction and control of the board of directors and the chief executive officer, participate in the supervision of the business and affairs of the Corporation. He shall have and exercise such powers, authority, and responsibilities as the board of directors may determine.

4.6.	Chief Financial Officer.

The chief financial officer shall be the principal financial officer of the Corporation. He shall render such accounts and reports as may be required by the board of directors or any committee of the board. The financial records, books and accounts of the Corporation shall be maintained subject to his direct or indirect supervision.

4.7.	Treasurer.

The treasurer shall have direct or indirect custody of all funds and securities of the Corporation and shall perform all duties incident to the position of treasurer.

4.8.	Secretary.

The secretary shall keep the minutes of all meetings of stockholders and directors and shall give all required notices and have charge of such books and papers as the board of directors may require. He shall perform all duties incident to the office of secretary and shall submit such reports to the board or to any committee as the board or such committee may request. Any action or duty required to be performed by the secretary may be performed by an assistant secretary.

4.9.	Controller.

The controller shall exercise general supervision of the accounting staff of the Corporation. He shall perform all duties incident to the position of controller and shall submit reports from time to time relating to the general financial condition of the Corporation.

4.10.	General Counsel.

The general counsel shall be the chief legal officer of the Corporation and shall have general control of all matters of legal import concerning the Corporation. He shall perform all duties incident to the position of general counsel.

4.11.	General Auditor.

The general auditor shall have such duties as are incident to the position of general auditor in the performance of an internal audit activity of the Corporation and shall have direct access to the audit committee.

4.12.	Chief Tax Officer.

The chief tax officer shall have responsibility for all tax matters involving the Corporation, with authority to sign, and to delegate to others authority to sign, all returns, reports, agreements and documents involving the administration of the Corporation’s tax affairs.

4.13.	Subordinate Officers.

The board of directors may from time to time appoint one or more assistant officers to the officers of the Corporation and such other subordinate officers as the board of directors may deem advisable. Such subordinate officers shall have such powers, authority and responsibilities as the board or the chief executive officer may from time to time determine. The board may grant to any committee of the board or the chief executive officer the power and authority to appoint subordinate officers and to prescribe their respective terms of office, powers, authority, and responsibilities. Each subordinate officer shall hold his position at the pleasure of the board, the committee of the board appointing him, the chief executive officer and any other officer to whom such subordinate officer reports.

4.14.	Resignation; Removal; Suspension; Vacancies.

Any officer may resign at any time by giving written notice to the chief executive officer or the secretary. Unless stated in the notice of resignation, the acceptance thereof shall not be necessary to make it effective. It shall take effect at the time specified therein or, in the absence of such specification, it shall take effect upon the receipt thereof.

Any officer elected by the board of directors may be suspended or removed with or without cause at any time by the affirmative vote of a majority of the board. Any subordinate officer of the Corporation appointed by the board, a committee of the board, or the chief executive officer may be suspended or removed with or without cause at any time by the board, the committee that appointed such subordinate officer, the chief executive officer or any other officer to whom such subordinate officer reports.

Subject to any contractual limitations, the chief executive officer may suspend the powers, authority, responsibilities and compensation of any employee, including any elected officer or appointed subordinate officer, for a period of time sufficient to permit the board or the appropriate committee of the board a reasonable opportunity to consider and act upon a resolution relating to the reinstatement, further suspension or removal of such person.

As appropriate, the board, a committee of the board and/or the chief executive officer may fill any vacancy created by the resignation, death, retirement, or removal of an officer in the same manner as provided for the election or appointment of such person.

ARTICLE V

INDEMNIFICATION

5.1.	Right to Indemnification of Directors and Officers.

Subject to the other provisions of this Article V, the Corporation shall indemnify and advance expenses to every director and officer of the Corporation in the manner and to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, against any and all amounts (including judgments, fines, payments in settlement, attorneys’ fees and other expenses) reasonably incurred by or on behalf of such person in connection with any threatened, pending, or completed investigation, action, suit or proceeding, whether civil, criminal, administrative or investigative (“a proceeding”), in which such director or officer was or is made or is threatened to be made a party or called as a witness or is otherwise involved by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, fiduciary or member of any other corporation, partnership, joint venture, trust, organization or other enterprise, whether the basis of such proceeding is an alleged action in an official capacity as a director, officer, employee, fiduciary or member or in any other capacity while serving as a director, officer, employee, fiduciary or member. The Corporation shall not be required to indemnify a person in connection with a proceeding initiated by such person if the proceeding was not authorized by the board of directors of the Corporation.

5.2.	Advancement of Expenses of Directors and Officers.

The Corporation shall pay the expenses of directors and officers incurred in defending any proceeding in advance of its final disposition (“advancement of expenses”); provided, however, that the payment of expenses incurred by a director or officer in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that by final judicial decision from which there is no further right of appeal the director or officer is not entitled to be indemnified under this Article or otherwise.

5.3.	Claims by Officers or Directors.

If a claim for indemnification under Section 5.1 of this Article V (following the final disposition of such proceeding) is not paid in full within 60 days after a written claim therefor has been received by the Corporation, or if a claim for any advancement of expenses under Sections 5.1 and 5.2 of this Article V is not paid in full within 30 days after the Corporation has received a statement or statements requesting such amounts to be advanced, the claimant shall thereupon (but not before) be entitled file suit to recover the unpaid amount of such claim. If successful in whole or in part, the claimant shall be entitled to be paid the expense of prosecuting such claim to the fullest extent permitted by law. In any such action, the Corporation shall have the burden of proving that the claimant is not entitled to the requested indemnification or advancement of expenses under applicable law.

5.4.	Indemnification of Employees.

(a) Corporation. Subject to the other provisions of this Article V, the Corporation may indemnify and advance expenses to every employee or agent of the Corporation who is not a director or officer of the Corporation in the manner and to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, against any and all amounts (including judgments, fines, payments in settlement, attorneys’ fees and other expenses) reasonably incurred by or on behalf of such person in connection with any proceeding, in which such employee or agent was or is made or is threatened to be made a party or called as a witness or is otherwise involved by reason of the fact that such person is or was an employee or agent of the Corporation. Except as set forth in paragraph (b) below, the ultimate determination of entitlement to indemnification of employees or agents who are not officers and directors shall be made in such manner as is provided by applicable law. The Corporation shall not be required to indemnify a person in connection with a proceeding initiated by such person if the proceeding was not authorized by the board of the Corporation.

(b) Other Entities. Subject to the other provisions of this Article V, the Corporation shall indemnify and advance expenses to every employee or agent of the Corporation who is not a director or officer of the Corporation in the manner and to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, against any and all amounts (including judgments, fines, payments in settlement, attorneys’ fees and other expenses) reasonably incurred by or on behalf of such person in connection with any proceeding, in which such employee or agent was or is made or is threatened to be made a party or called as a witness or is otherwise involved by reason of the fact that such person is or was serving at the request of the Corporation as a director, officer, employee, fiduciary or member of any other corporation, partnership, joint venture, trust, organization or other enterprise, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee, fiduciary or member or in any other capacity while serving as a director, officer, employee, fiduciary or member. The Corporation shall not be required to indemnify a person in connection with a proceeding initiated by such person if the proceeding was not authorized by the board of the Corporation.

5.5.	Advancement of Expenses of Employees.

The advancement of expenses of an employee or agent who is not a director or officer shall be made by or in the manner provided by resolution of the board of directors or by a committee of the board; provided, however, that the advancement of expenses required under Section 5.4(b) of these bylaws shall be paid by the Corporation in advance of its final disposition; provided, further that the payment of expenses incurred by an employee or agent pursuant to Section 5.4(a) and (b) of these bylaws in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the employee or agent to repay all amounts advanced if it should be ultimately determined by final judicial decision from which there is no further right of appeal the employee or agent is not entitled to be indemnified under this Article or otherwise.

5.6.	Claims by Employees.

If a claim for indemnification under Section 5.4 of this Article V (following the final disposition of such proceeding) is not paid in full within 60 days after a written claim therefor has been received by the Corporation, or if a claim for any advancement of expenses under Sections 5.4 and 5.5 of this Article V is not paid in full within 30 days after the Corporation has received a statement or statement requesting such amounts to be advanced, the claimant shall thereupon (but not before) be entitled to file suit to recover the unpaid amount of such claim. If successful in whole or in part, the claimant shall be entitled to be paid the expense of prosecuting such claim to the fullest extent permitted by law. In any such action, the Corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or advancement of expenses under applicable law.

5.7.	Non Exclusivity of Rights.

The rights conferred on any person by this Article shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, any provision of the certificate of incorporation or of these bylaws or of any agreement, any vote of stockholders or disinterested directors or otherwise.

5.8.	Other Indemnification.

The Corporation’s obligation, if any, to indemnify any person who was or is serving at its request as a director, officer or employee of another corporation, partnership, joint venture, trust, organization, or other enterprise shall be reduced by any amount such person collects as indemnification from such other corporation, partnership, joint venture, trust, organization or other enterprise.

5.9.	Insurance.

The board of directors may, to the fullest extent permitted by applicable law as it presently exists, or may hereafter be amended from time to time, authorize an appropriate officer or officers to purchase and maintain at the Corporation’s expense insurance: (a) to reimburse the Corporation for any obligation which it incurs under the provisions of this Article and (b) to pay on behalf of or to indemnify such persons against liability in instances in which they may not otherwise be indemnified by the Corporation under the provisions of this Article, whether or not the Corporation would have the power to indemnify such persons against such liability under this Article or under applicable law.

5.10.	Nature of Rights; Amendment or Repeal.

The rights conferred in this Article V shall be contract rights that shall continue as to an indemnitee who has ceased to be a director, officer or employee and shall inure to the benefit of such person’s heirs, executors, administrators, or other legal representatives. Any repeal or modification of the foregoing provisions of this Article shall be prospective only and shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

ARTICLE VI

MISCELLANEOUS

6.1.	Seal.

The corporate seal shall have inscribed upon it the name of the Corporation, the year of its organization and the words “Corporate Seal,” and “Delaware.” The seal and any duplicate of the seal shall be in the charge of the secretary or an assistant secretary.

6.2.	Fiscal Year.

The fiscal year of the Corporation shall begin on January 1 and end on December 31 of each year and such fiscal year may be changed from time to time by resolution of the board of directors.

6.3.	Notice.

Unless otherwise required by applicable law or elsewhere in these bylaws, any notice required to be given by these bylaws must be given in writing delivered in person, by first class United States mail, overnight mail or courier service, or by facsimile, electronic mail, or other electronic transmission followed by a paper copy of such notice delivered by overnight mail or courier service.

6.4.	Waiver of Notice.

Whenever any notice is required to be given, a waiver thereof in writing, signed by the person or persons entitled to the notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Such written notice of waiver need not specify the business to be transacted at or the purpose of any regular or special meeting of the stockholders, board of directors, or committee of the board. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except attendance for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

6.5.	Voting of Stock Owned by the Corporation.

The board of directors or the chairman of the board may authorize any person and delegate to one or more officers or subordinate officers the authority to authorize any person to vote or to grant proxies to vote on behalf of the Corporation at any meeting of stockholders or in any solicitation of consent of any corporation or other entity in which the Corporation may hold stock or other voting securities.

6.6.	Form of Records.

Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account and minute books, may be kept on, or by means of, or be in the form of, any information storage device or method, provided that the records so kept can be converted into clearly legible paper form within a reasonable time. Upon the request of any person entitled to inspect records, the Corporation shall so convert such records.

6.7.	Offices.

The Corporation shall maintain a registered office inside the State of Delaware and may also have other offices outside or inside the State of Delaware. The books of the Corporation may be kept outside or inside the State of Delaware.

6.8.	Amendment of Bylaws.

Unless otherwise provided in the certificate of incorporation or these bylaws, the board of directors shall have power to adopt, amend, or repeal the bylaws. The stockholders shall also have power to adopt, amend, or repeal the bylaws at any annual or special meeting, subject to the provisions of the certificate of incorporation and compliance with the notice provisions provided in Section 1.11 of these bylaws.

6.9.	Gender Pronouns.

Whenever the masculine pronoun is used in these bylaws, it shall be deemed to refer to either the masculine or the feminine or the neuter gender.

6.10.	Uncertificated Stock

Notwithstanding any other provision in these bylaws, the Corporation may adopt a system of issuance, recordation and transfer of its shares by electronic or other means not involving any issuance of certificates, including provisions for notice to purchasers in substitution for any required statements on certificates that may be required by applicable corporate securities, tax or other laws.